Exhibit 10.54

VORNADO REALTY TRUST

AMENDMENT TO VORNADO REALTY TRUST 1993 OMNIBUS SHARE PLAN

1. Purpose Of Amendment.

The Vornado Realty Trust 1993 Omnibus Share Plan, as previously amended as of May 28, 1997, June 2, 1999, and May 31, 2000 (as so amended, the “Plan”), is hereby amended pursuant to Section 15 thereof to replace Section 14 thereof, in its entirety, with the following:

“14. Adjustment of and Changes in Shares. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee or the Board of Trustees, respectively, shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards; provided, however, that no such substitution or adjustment shall be required if the Committee or the Board of Trustees determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding award; and further provided that no Participant shall have the right to require the Committee or the Board of Trustees to make any adjustment or substitution under this Section 14 or have any claim or right whatsoever against the Trust or any of its subsidiaries or affiliates or any of their respective trustees, directors, officer or employees in respect of any action taken or not taken under this Section 14.”

2. No Shareholder Approval Required

Pursuant to Section 15 of the Plan, no shareholder approval of this amendment is required.

3. No Other Changes

Except as expressly provided herein, there are no other amendments or modifications to the Plan other than all references to the Plan in the Plan or otherwise will mean 1993 Omnibus Share Plan as previously modified and as modified as of the date hereof (and as may hereafter be amended or modified from time to time in accordance with the terms thereof). The Plan had a 10 year term from the date of its approval in 1993 and continues solely for purposes of governing the terms of awards previously granted.

4. Effective Date

This amendment is effective as of October 26, 2006, the date on which it was approved by the Board of Trustees.